Exhibit 99.1
FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2013

-Economic Net income of Operating Company was $34.7 million for 2013-
-Economic Net Income Available to Class A stockholders was $9.0 million, or $0.88 per diluted Class A share-
-Completed the acquisition of 67.5% of Luxury Mortgage Corp. in January 2014-
New York, New York – March 18, 2014 – Tiptree Financial Inc. (“Tiptree” or the “Company”) (NASDAQ:TIPT), a diversified holding company which operates in four segments: insurance and insurance services, specialty finance (including corporate, consumer and tax-exempt credit), asset management and real estate, today announced its financial results for the fourth quarter and year ended December 31, 2013. Tiptree operates its business through Tiptree Operating Company, LLC (“Operating Company”) which is owned 25% by Tiptree and 75% by Tiptree Financial Partners, L.P. (“TFP”).
Fourth Quarter Highlights

•	Economic net income of Operating Company was $4.9 million; economic net income available to Class A stockholders was $2.2 million, or $0.21 per diluted Class A share.

•	GAAP net income of Operating Company was $6.1 million; GAAP net income available to Tiptree Class A stockholders was $2.3 million, or $0.22 per diluted Class A share.

•	Economic Book Value per Class A share was $10.42 at December 31, 2013.
2013 Highlights

•	Sold the Bickford Portfolio for cash of $44 million and a net gain of approximately $15.5 million.

•	Purchased an interest in Siena Capital Finance LLC for $10 million.

•	Economic net income of Operating Company was $34.7 million; economic net income available to Class A stockholders was $9.0 million, or $0.88 per diluted Class A share.

•	GAAP net income of Operating Company was $34.8 million; GAAP net income available to Tiptree Class A stockholders was $8.8 million, or $0.86 per diluted Class A share.

•	Completed a public listing on NASDAQ through the Contribution Transactions.

Geoffrey Kauffman, President and Chief Executive Officer of Tiptree, commented, “We made meaningful progress in 2013 as we successfully listed the Company on the NASDAQ, added Siena Capital and more recently completed the acquisition of Luxury Mortgage. We intend to continue to focus on increasing book value and cash flow through acquisitions that complement our diversified portfolio of holdings, while maintaining the disciplined approach that has proven successful for the past seven years.

As we move forward, we plan to continue our proven strategy of working closely with our portfolio companies’ management teams to build strong strategic alliances. We will endeavor to help develop and execute their future growth plans and new business initiatives, while providing incremental capital to support this growth. We are energized by the growth opportunities both from within our current portfolio and from potential acquisitions in our ongoing efforts to create long-term shareholder value.”

2013 Financial Overview

Economic Net income of Operating Company
Economic net income of Operating Company for the year ended 2013 was $34.7 million compared to $36.3 million for 2012. Although net income was relatively unchanged from the prior year, there were changes in various components of total revenue and total expenses. Revenue from dividend/ distributions increased $2.4 million due to the additional Telos warehouse activity in 2013 and management fee income increased $9.2 million due to the purchase of TAMCO in June 2012. Offsetting these revenue increases, our tax-exempt assets experienced higher than usual unrealized gains in 2012; the unrealized gains for the tax-exempt assets declined by $6.8 million in 2013 from their highs in 2012. Total expenses increased $9.3 million from 2012 to 2013 largely due to the internalization of employees in 2012 as a result of the purchase of TAMCO, an increase in interest expense related to the Company’s new credit facility in 2013, and additional professional fees related to the Company’s expenses as a public company in 2013.

GAAP Net income available to Class A common stockholders
Net income available to Class A common stockholders for 2013 was $8.8 million compared to $8.7 million for 2012, an increase of $0.1 million, or 1.3%. This increase was primarily due to the $29.1 million decrease representing the net impact of the consolidated CLOs on our net income available to Class A common stockholders offset in part by increases in revenue from administrative service fees of $26.5 million and the gain on the sale of the Bickford portfolio of $15.5 million.

About Tiptree Financial Inc.
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industry segments: insurance and insurance services, specialty finance, asset management and real estate.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Economic Net Income
Economic Net Income (“ENI”) is a non-GAAP financial measure of profitability which Tiptree uses to measure the performance of its core business. Management believes that ENI reflects the nature and substance of the economic results of Tiptree’s businesses. Management also uses ENI as a measurement for determining incentive compensation. ENI as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. ENI should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP.
Economic Net Income Components
The following table details the individual revenue and expense components of the non-GAAP measure ENI for the periods indicated (in thousands):

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues:
Interest income	$102	$131	$510	$527
Dividend/distribution income	7,191	5,006	22,844	20,436
Realized (losses) gains	(9)	—	(1,024)	414
Unrealized gains	299	10,766	20,572	27,355
Management fee income	3,884	3,623	16,165	6,974
Total revenues	11,467	19,526	59,067	55,706
Expenses:
Compensation expense	2,641	3,472	12,480	6,568
Distribution expense (convertible preferred)	—	810	1,747	2,789
Interest expense	1,765	343	3,261	1,276
Professional fees and other	2,202	1,278	6,835	4,359
Total expense	6,608	5,903	24,323	14,992
Economic Net Income before management fee expenses and waivers and incentive allocation	4,859	13,623	34,744	40,714
Less: Management fee expenses (1)	—	—	—	1,996
Less: Management fee expenses waived (1)	—	—	—	(1,066)
Economic Net Income before incentive allocation	4,859	13,623	34,744	39,784
Less: Incentive allocation (1)	—	—	—	3,459
Economic Net Income of Operating Company	4,859	13,623	34,744	36,325
Less: Economic net income attributable to TFP	3,461	10,224	25,911	27,276
Economic Net Income of Tiptree before tax provision	1,398	3,399	8,833	9,049
Less: Tax provision attributable to Tiptree	(764)	—	(197)	—
Economic Net Income of Tiptree	$2,162	$3,399	$9,030	$9,049

(1)
Following TFP’s acquisition of TAMCO in June 2012 described in Note 1 to the financial statements contained in Tiptree’s Form 10-K filed March 18, 2014. TAMCO no longer pays management or incentive fees.

Reconciliation of GAAP Net Income To Economic Net Income
In addition to the other adjustments indicated in the table below, ENI includes the following adjustments: (i) adjustment to results from real estate to eliminate non-cash items similar to adjusted funds from operations (“AFFO”) which is a non-GAAP financial measure widely used in the real estate industry, (ii) in our insurance segment, adjustment for fair value on available for sale securities, which is a non-GAAP measure frequently used throughout the insurance industry, and (iii) in our specialty finance segment, VIEs are shown as if not consolidated.
The following is a reconciliation of GAAP Net Income attributable to Tiptree to ENI for the three months and years ended December 31, 2013 and 2012 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP Net Income of Tiptree	$2,282	$2,221	$8,845	$8,729
Plus: Tax provision attributable to Tiptree	(764)	—	(197)	—
Plus: Portion of NCI held by TFP	4,575	6,812	26,164	26,423
GAAP net income of Operating Company	6,093	9,033	34,812	35,152

Adjustments:
Adjustments to results from real estate operations (1)	1,829	816	(1,929)	2,937
Effect of change in majority ownership of subsidiaries (2)	(138)	2,558	(1,811)	3,018
Fair value adjustments to carrying value (3)	(4,074)	(572)	(3,135)	5,813
Reversal of VIEs net losses (gains) attributable to TFI (4)	1,149	(26)	7,380	(3,752)
Reversal of TAMCO net gains for periods prior to acquisition of TAMCO (5)	—	3,800	—	(2,760)
TFP convertible preferred reclass of distributions to expense (6)	—	(812)	(1,747)	(2,790)
Foreign exchange reserve (7)	—	(1,174)	1,174	(1,174)
Amortization of start-up expenses (8)	—	—	—	(119)
Economic Net Income of Operating Company	4,859	13,623	34,744	36,325
Less: Economic net income attributable to TFP	3,461	10,224	25,911	27,276
Economic Net Income of Tiptree before tax provision	1,398	3,399	8,833	9,049
Less: Tax provision attributable to Tiptree	(764)	—	(197)	—
Economic Net Income of Tiptree	$2,162	$3,399	$9,030	$9,049

(1)
Adjustments to results from real estate operations includes the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustments for unconsolidated partnerships and joint ventures.

(2)
Effect of change in majority ownership of subsidiaries is the dilutive effect of Care Inc.’s issuance of shares related to the Contribution Transactions and stock-based compensation, the effect of Tiptree’s increased ownership of Philadelphia Financial due to accretion of preferred shares, and the increase in ownership of Siena.

(3)	Adjustment is to account at fair value the CLO subordinated notes held by Tiptree and PFG’s available-for-sale securities. Fair values are obtained from an independent third party pricing source.

(4)	Reversal of VIEs net losses/(gains) attributable to Tiptree (see reconciliation table below in thousands):

	Year Ended December 31, 2013
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(1,588)	$(22,341)	7.11%
Telos 2	(7,934)	(8,312)	95.45%
Telos 3	549	2,988	18.38%
Telos 4	1,593	2,241	71.08%
Total	$(7,380)	$(25,424)

	Year Ended December 31, 2012
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$297	$4,173	7.11%
Telos 2	3,455	3,620	95.45%
Total	$3,752	$7,793

(5)
The purchase of TAMCO on June 30, 2012 was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO were presented as if TAMCO had been consolidated by Tiptree on January 1, 2010. For non-controlling interest, we are reversing the effect of this recasting of financial information for prior periods.

(6)
Convertible preferred distribution reclassified as expense for purposes of ENI so as to reflect a cost of capital charge for outstanding convertible preferred. This class automatically converted to common shares effective July 1, 2013.

(7)	Reflects the timing difference on the recognition of yen exposure GAAP versus ENI.

(8)	Amortization of expenses associated with the start-up of Tiptree in 2007. The amortization period ended on June 30, 2012.

Reconciliation of GAAP Book Value to Economic Book Value:
Economic Book Value
Economic Book Value (“EBV”) is a non-GAAP financial measure which Tiptree uses to evaluate the performance of its core business. Management believes that EBV provides greater transparency and enhanced visibility into the underlying profitability drivers of our business and provides a useful, alternative view of the economic results of Tiptree’s businesses. EBV includes the following adjustments: (i) reversal of GAAP value for TAMCO and CLO VIEs and replacement with fair value, (ii) addition of life to date AFFO adjustments for real estate operations, (iii) reclassification of convertible preferred distributions to expense and (iv) foreign exchange timing adjustment.

EBV as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. EBV should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP. The following is a reconciliation of GAAP book value attributable to Tiptree to EBV as of December 31, 2013 and 2012 (in thousands except share data):

	Year Ended December 31,
	2013	2012
Economic Book Value
GAAP TFI Total Capital	$565,856	$535,588
Less: Non-controlling Interest in TFI	361,354	324,595
Less: Retained Earnings of consolidated TAMCO	84,591	102,635
GAAP Net Assets to Tiptree Class A Stockholders	119,911	108,358
Less net assets held directly at Tiptree	4,259	4,089
Plus portion of NCI held by TFP	339,283	315,640
GAAP Net Assets of Operating Company	454,935	419,909
Reversal of consolidation of TAMCO (including VIEs) (1)	(144,817)	(120,513)
Fair values of CLOs (2)	61,145	30,737
Value of TAMCO (3)	57,661	56,353
Adjustments to results from real estate operations (4)	3,711	5,603
TFP convertible preferred reclass of distributions to expense (5)	—	(810)
Foreign exchange reserve (6)	—	(1,174)
Total Adjustments	(22,300)	(29,804)
Economic Operating Company Net Assets	$432,635	$390,105
Units outstanding (7)	41,525	41,049
Economic Tiptree Book Value Per Class A Share	$10.42	$9.50

(1)
Under GAAP, Tiptree is required to consolidate all of the assets and liabilities of the VIEs managed by TAMCO on Tiptree’s balance sheet regardless of Tiptree’s economic interest. See Note 2(c) to the consolidated financial statements contained in Tiptree’s Form 10-K filed March 18, 2014. Adjustment is reversal of consolidation of TAMCO and VIEs.

(2)	Adjustment is to include the fair value of our ownership position in the VIEs which has been reversed as described in note (1) above.

(3)	Values TAMCO at the lower of cost or market and reflects the valuation of the purchase price based on the value of the partnership units issued in consideration for TAMCO.

(4)
Adjustments to results from real estate operations reverses the amounts, since inception, related to the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash transactions expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustment for unconsolidated partnerships and joint ventures.

(5)	Convertible preferred distribution was reclassified as expense for purposes of ENI. This adjustment conforms the reclassification for EBV purposes.

(6)	A reserve was established for EBV purposes as of December 31, 2012 reflecting a timing difference relative to GAAP recognition of yen foreign exchange. Such reserve was subsequently reversed.

(7)
Assumes full redemption of Operating Company units for Class A common stock. Operating Company is owned approximately 25% by Tiptree and approximately 75% by TFP. Tiptree's ownership is equal to the number of shares of Class A common stock and pursuant to Operating Company's limited liability agreement this ratio will remain 1:1. TFP's ownership is equal to 2.798 times the number of TFP partnership units outstanding and this ratio is expected to remain 2.798:1. There were 11,068 and 11,016 partnership units outstanding as of December 31, 2013 and 2012, respectively. The basic EBV per partnership unit was $29.16 and $26.58 as of December 31, 2013 and 2012, respectively.

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Balance Sheet
(in thousands, except share and per share data)

	Year Ended December 31,
	2013	2012
Assets
Cash and cash equivalents – unrestricted	$120,557	$88,563
Cash and cash equivalents – restricted	26,395	20,748
Trading investments, at fair value	35,991	60,816
Investments in available for sale securities, at fair value (amortized cost: $17,708 and $15,693 in 2013 and 2012, respectively)	17,763	16,303
Investments in loans, at fair value	171,087	20,423
Loans owned, at amortized cost – net of allowance	40,260	5,467
Investments in partially-owned entities	9,972	8,388
Real estate	105,061	118,827
Policy loans	102,147	99,123
Deferred tax assets	3,310	5,342
Intangible assets	154,695	162,412
Goodwill	4,294	3,088
Other assets	49,201	37,589
Separate account assets	4,625,099	4,035,053
Assets of consolidated CLOs	1,414,616	851,660
Total assets	$6,880,448	$5,533,802
Liabilities and Stockholders’ Equity
Liabilities:
Derivative financial instruments, at fair value	$598	$3,172
U.S. Treasuries, short position	18,493	20,175
Debt	360,609	195,648
Policy liabilities	112,358	108,868
Other liabilities and accrued expenses	21,829	14,988
Separate account liabilities	4,625,099	4,035,053
Liabilities of consolidated CLOs	1,175,606	620,310
Total liabilities	$6,314,592	$4,998,214
Commitments and contingencies

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 10,556,390 and 10,226,250 shares issued and outstanding respectively	11	11

Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 30,968,877 and 0 shares issued and outstanding respectively	31	—
Additional paid-in capital	100,903	96,144
Accumulated other comprehensive income	33	311
Retained earnings	18,933	11,892
Total stockholders’ equity of Tiptree Financial Inc.	119,911	108,358
Non-controlling interest	361,354	324,595
Appropriated retained earnings of consolidated TAMCO	84,591	102,635
Total stockholders’ equity	565,856	535,588
Total liabilities and stockholders’ equity	$6,880,448	$5,533,802

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three months ended December 31, (Unaudited)		Year ended December 31,
	2013	2012	2013	2012
Net realized (loss) gain on investments	$(63)	$451	$(833)	$1,377
Change in unrealized appreciation on investments	1,957	996	2,971	9,129
Income from investments in partially owned entities	37	1,255	3,250	2,308
Net realized and unrealized gains	1,931	2,702	5,388	12,814
Investment income:
Interest income	5,346	2,440	16,477	9,938
Separate account fees	5,912	5,021	22,248	19,875
Administrative service fees	12,633	12,730	49,489	22,995
Rental revenue	2,481	463	5,760	1,717
Other income	844	581	1,545	2,870
Total investment income	27,216	21,235	95,519	57,395
Total net realized and unrealized gains and investment income	29,147	23,937	100,907	70,209
Expenses:
Interest expense	5,509	3,680	17,517	8,096
Payroll expense	9,275	8,691	35,552	21,437
Professional fees	2,351	2,694	8,555	11,873
Change in future policy benefits	1,208	998	4,710	4,040
Mortality expenses	2,591	2,586	10,476	9,924
Commission expense	539	471	2,344	1,960
Depreciation and amortization expenses	1,085	711	4,467	2,238
Other expenses	4,734	2,798	15,456	7,720
Total expenses	27,292	22,629	99,077	67,288
Net Income before taxes and income attributable to consolidate CLOs from continuing operations	1,855	1,308	1,830	2,921
Results of Consolidated CLOs:
Income attributable to consolidated CLOs	19,212	20,992	52,687	71,412
Expenses attributable to consolidated CLOs	14,247	12,693	48,268	37,883
Net Income attributable to consolidated CLOs	4,965	8,299	4,419	33,529
Income before taxes from continuing operations	6,820	9,607	6,249	36,450
Provision for income taxes	2,392	(483)	6,941	(321)
Income (loss) from continuing operations	4,428	10,090	(692)	36,771
Discontinued operations:
Gain on sale of Bickford portfolio, net	—	—	15,463	—
Income from discontinued operations, net	—	588	1,647	2,882
Provision for income taxes	—	—	—	—

Discontinued operations, net	—	588	17,110	2,882
Net income	4,428	10,678	16,418	39,653
Less net income attributable to noncontrolling interest	4,432	7,231	25,617	26,883
Less net (loss) income attributable to VIE subordinated noteholders	(2,286)	1,226	(18,044)	4,041
Net income available to common stockholders	$2,282	$2,221	$8,845	$8,729
Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.22	$0.16	$(0.81)	$0.57
Basic, discontinued operations, net	—	0.06	1.67	0.28
Net income basic	0.22	0.22	0.86	0.85
Diluted, continuing operations, net	0.22	0.16	(0.81)	0.57
Diluted, discontinued operations, net	—	0.06	1.67	0.28
Net income dilutive	$0.22	$0.22	$0.86	$0.85
Weighted average number of Class A common shares:
Basic	10,349,856	10,289,603	10,250,438	10,286,412
Diluted	10,349,856	10,289,603	10,250,438	10,286,412

Contact
(212) 446-1400
ir@tiptreefinancial.com